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                                                                   EXHIBIT 10.33



                             TERMININATION AGREEMENT



         This Termination Agreement ("Termination Agreement") dated as of March 17, 1999, is entered into by and between GREYHOUND LINES, INC., a Delaware corporation ("Borrower"). FOOTHILL CAPITAL CORPORATION, a California corporation as the facility agent (in such capacity "Facility Agent") for the Lenders (as defined below) and BANKBOSTON, N.A., a national banking association as facility co-agent for the Lender ("Facility Co-Agent" and collectively with Facility Agent, the "Agents").

         A. borrower has entered into that certain Third Amended and Restated Loan and Security Agreement, dated as of May 21, 1997 (as amended, the "Loan Agreement") with various financial institutions party thereto (collectively, the "Lenders") and the Agents. Initially capitalized terms used but not defined in this Termination Agreement shall have the meanings given to them in the Loan Agreement.

         B. Pursuant to the terms of the Loan Agreement and the other Loan Documents the Lenders have made certain loans to the borrower, and have arranged for the issuance of, or have guaranteed the reimbursement of, certain letters of credit for the account of the Borrower that are outstanding as of the date hereof (the "Existing Letters of Credit").

         C. Borrower has notified Facility Agent that it intends to terminate the Loan Agreement, repay in full all non-contingent Obligations existing under the Loan Documents, and back up all outstanding Letters of Credit as provided in the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. Payment of Pay-Out Amount and Deposit. Upon (a) payment to Facility Agent (for the benefit of the Lenders) of the amount specified in Schedule 1 attached hereto ("Pay-Out Amount") and (b) the receipt by Facility Agent of "back up" letters of credit in all respects satisfactory to Agents (the "Backup LCs") in an amount equal to at least 102% of the maximum amount of the Lender Group's obligations under the Existing Letters of Credit specified in Schedule 1 (the meeting of both such conditions constituting the "Payoff") all of the obligations and liabilities (exclusive of any indemnification by Borrower or its subsidiaries of Agents or Lenders contained herein or in the Loan Documents and all non-liquidated and contingent obligations of Borrower owing to the Lender Group) of Borrower or its subsidiaries under the Loan Documents shall be terminated and satisfied in full. Agents hereby confirm to Borrower that payment to the Facility Agent of the Pay-Out Amount and receipt by the Facility Agent of the Backup LCs will not cause any prepayment penalty or other charge under the Loan Agreement except as specified in Schedule 1.

         2. Effect of Payoff. Agents hereby agree that upon the Payoff (a) all security interests, mortgages and liens which Borrower or any of its subsidiaries may have granted to the Facility Agent pursuant to the Loan Documents will be released and terminated, (b) all security interests of the Facility agent in the stock of Borrower's subsidiaries will be released and terminated, and (c) all lockbox, blocked depository account, or similar agreements with La Salle National Bank, Chase Texas and Questpoint concerning the Borrower shall be terminated, and all funds received by the Facility Agent in any related accounts after the Payoff promptly will be returned to the Borrower; and (d) the Borrower and its subsidiaries will have no further liability or obligation (exclusive of any indemnification by borrower or its subsidiaries of Agents or Lenders contained herein or in the Loan Documents and all non-liquidated and contingent obligations of Borrower or its subsidiaries owing to the Agents or lenders) under or in connection with the Loan Documents.

         3. Deliver of Lien Releases. Following the Payoff, the Facility Agent will deliver to Borrower UCC termination statements relating to the UCC's filed in favor of Facility Agent and shall return to the Borrower all certificates of title in the Facility Agent's possession respecting the Borrower's or its subsidiaries' motor vehicles





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and execute any required releases of its lien with respect thereto. Facility
Agent has prepared some of the releases and reconveyances relating to the deeds of trust and mortgages securing the Loan Documents which shall also be delivered to Borrower following the Payoff. On a post termination basis, the Facility Agent has agreed to execute and deliver to Borrower all additional releases, termination statements, reconveyances of real property, and other agreements in connection with releasing any lien or security interest it may have pursuant to the Loan Documents (collectively, the "Lien Releases"). The Borrower acknowledges that it has instructed the Facility Agent to halt all work that the Facility Agent and its attorneys have been performing in preparing the Lien Releases and has undertaken all responsibility for preparing the Lien Releases; and that, as a result, if such attorneys are requested in the future to prepare (or review) such Lien Releases in bulk or individually, the time and costs of such counsel shall be paid for by Borrower. The Facility Agent agrees that it will promptly execute all additional Lien Releases reasonably requested by the Borrower in the future and will cooperate with Borrower rewarding same.

         4. Release of Certain Claims. Upon the Payoff, and in consideration of the Lender Group discounting the breakage fees that would otherwise be payable under Section 2.17(d) of the Loan Agreement associated with the prepayment of the Eurodollar Rate Loans existing at such time and the Agents' agreements contained in this Termination Agreement, the Borrower hereby releases and forever discharges the Agents and the rest of the Lender Group and their respective successors, representatives, assigns, officers, directors, agents, employees, and attorneys, and each of them (collectively the "Affiliated Parties"), of and from any and all claims, demands, debts, liabilities, actions and causes of action of every kind and character and the Borrower hereby agrees to indemnify and hold the Lender Group harmless from any and all loss, cost, damage or expense (including, but not limited to, attorney's fees) which the Lender Group of the Affiliated Parties may suffer or incur at any time, based on or arising out of any delay or failure to release and reconvey the liens held by or assigned to the Facility Agent and recorded against the real and personal property of the Borrower or any of its subsidiaries; provided, however, that such release and indemnification shall not excuse any party's compliance with the terms of Section 3 above.

         5. No Assignment of Claims; Advice of Counsel. The Borrower hereby warrants and represents that neither it nor any of its subsidiaries has assigned or in any other way conveyed, transferred, or encumbered all or any portion of the claims or rights covered by the release set forth above. The Borrower executes this Termination Agreement voluntarily, after consultation with counsel, and with full knowledge of it significance.

         6. Indemnity for Dishonored Items. The Borrower acknowledges that the Pay-Out Amount is calculated on the premise that all checks and other instruments delivered by Borrower to the Facility Agent have been or will be honored and paid in full. The Borrower agrees to indemnify and hold the Lender Group harmless from any and all loss, cost, damage or expense (including, but not limited to attorneys' fees) which the Lender Group may suffer or incur at any time as a result of any non-payment, claim, refund or dishonor of any checks or other similar items which have been credited by the Facility Agent to the account of the Borrower, together with any expenses or other charges incident thereto.

                  Notwithstanding anything to the contrary contained herein, the Facility Agent reserves all of its right in and to any checks or similar instruments for payment of money heretofore received by the Facility Agent in connection with the Facility Agent's arrangements with the Borrower, and all of its rights to any money due or to become due under said checks or similar instruments and/or all of the Facility Agent's claims thereon.

                  Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by the Facility Agent from or for the account of the Borrower is avoided, rescinded, set aside or must otherwise be returned or repaid by the Facility Agent or any of the Lenders whether in any bankruptcy, reorganization, insolvency or similar proceeding involving the Borrower or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without further action by any party) and shall be enforceable against the Borrower. In such event, the Borrower shall be and remain liable to the Facility Agent and the Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Facility Agent and if Borrower fails or refuses to pay Facility Agent for any amounts repaid by or recovered from the Facility Agent, all liens shall automatically attach to all of the real and personal property of Borrower with the same lien priority that such liens would have enjoyed if Facility Agent had not released its liens. Borrower shall perform all acts reasonably required by Facility Agent to accomplish such results.



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         7. Sole Agreement; Amendments. This Termination Agreement, the Loan
Documents, and the other written documents and instruments between the parties set fort in full all of the representations and agreements of the parties, and this Termination Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.

         8. Fees; Costs; Deposit. The Borrower agrees that it will pay the Facility Agent's costs (including its attorneys' fees) incurred in connection with this Termination Agreement, and any instruments or documents contemplated hereunder, including those incurred in connection with the review, approval, execution and delivery of such Lien Releases prepared by the Borrower, and in connection with preparing any Lien Releases that the Borrower requests such counsel to prepare. The Borrower agrees that the Pay-Out Amount will include a deposit in the amount shown on Schedule 1 (the "Deposit") which shall be held by the Facility Agent. To the extent that the Facility Agent incurs such fees and costs after the Payoff, whether arising out of Section 3 or this Section 8 hereof or otherwise, the Facility Agent shall be permitted to recoup such costs from the Deposit. In addition, while any Existing Letters of Credit are outstanding, the Facility Agent may charge any Letter of Credit fees accruing thereon (as calculated in accordance with the terms of the Loan Agreement), and recoup such fees from the Deposit. Moreover, lender may use part of the Deposit to pay all legal fees and costs that it has incurred prior to the Payoff. Upon the earlier to occur of (a) June 30,1999 or (b) the Borrower providing the Facility Agent with a written confirmation that all Lien Releases have been filed and recorded and that no further Lien Releases shall be required of the Facility Agent or the Lender Group, and the termination of the Existing Letters of Credit, the Facility Agent shall return the remaining balance of the Deposit to the Borrower. The amount and duration of the Deposit shall in no way limit the Borrower's liability under this Termination Agreement.

         9. Counterparts; Effectiveness. This Termination Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same



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Termination Agreement. This Termination Agreement shall become effective upon the execution of a counterpart of this Termination Agreement by each of the parties hereto.

                      "BORROWER"

                      GREYHOUND LINES, INC.,
                      a Delaware corporation



                      By:
                         ------------------------------------------------
                      Type Name:    Jeff Sanders
                                 ----------------------------------------
                      Type Title:   Vice President - Finance & Corporate
                                    Development
                                 ----------------------------------------


                      "FACILITY AGENT"

                      FOOTHILL CAPITAL CORPORATION,
                      a California corporation



                      By:
                         ------------------------------------------------
                      Type Name:   Tom Sigurdson
                                 ----------------------------------------
                      Type Title:  Vice-President
                                 ----------------------------------------


                      "FACILITY CO-AGENT"

                      BANK BOSTON, N.A.,
                      a national banking association



                      By:
                         ------------------------------------------------
                      Type Name:    Paul Feloney, Jr.
                                 ----------------------------------------
                      Type Title:   Director.
                                 ----------------------------------------